UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                   May 1, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

          P.O. Box 2115, Addison, TX                                75001-2115
  (Address of principal executive offices)                          (ZIP Code)

                                1(214)236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[w] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[w] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[w] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[w] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  8.01.  OTHER EVENTS

     On February 2, 2006, James Sawyer and Associates filed a lawsuit against the Company in the 367th Judicial District Court in Denton County, Texas claiming default on a promissory note issued by the Company in connection with the Company's agreement to purchase the Corinth Town Center LLC. The suit sought payment of $75,000 plus interest and attorney fees. A default Judgment against the Company was awarded to James Sawyer and Associates by the court on March 27, 2006 in the amount of $75,000 plus interest of $4,365 to date plus $5,000 attorney fees, plus interest accruing at the rate of $12.33 per day after March 27, 2006.

     Registrant is currently evaluating the effect of these events on the Company, including impact on the Company's current financial condition and future capital requirements. The Company plans to try to negotiate a settlement with James Sawyer and Associates, to pay all or a portion of the default judgment, and to take other steps as necessary to settle this lawsuit in a positive and friendly manner in the near future.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006

                                           iWORLD PROJECTS & SYSTEMS, INC.


                                         By /s/ David Pells
                                           -------------------------------------
                                           David L. Pells, President, acting CEO